Exhibit 10.10

TIBCO SOFTWARE INC.
RESTRICTED STOCK AGREEMENT
Unless otherwise defined herein, the terms defined in the 2008 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).
Name: [insert name] (the “Employee”)
You have been granted the right to receive an award of Restricted Stock under the Plan. Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this award are as follows:
Award Number                _________________________
Date of Award                    _________________________
Vesting Commencement Date        _________________________
Number of Shares of Restricted Stock     _________________________
Purchase Price per Share            $0.001
Scheduled Vesting/Period of Restriction:
[Vesting to be inserted].
Except as otherwise provided in Appendix A, the Employee will not vest in any Shares unless he or she remains a Service Provider through the applicable vesting date. For purposes of this Agreement, a “Service Provider” means an Employee, Non-Employee Director or Consultant.

RS Agreement (U.S.)
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Exhibit 10.10

Your signature below indicates your acknowledgement of the purchase of the Shares covered by this Agreement and your understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this award is contained in paragraphs 3 through 6 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.
EMPLOYEE:
________________________________
Signature
________________________________
Print Name

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Exhibit 10.10

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD
1.    Award. The Company hereby grants to the Employee under the Plan an award of Shares for $0.001 per Share, commencing on the Date of Award, subject to all of the terms and conditions in this Agreement and the Plan. By accepting this award of Restricted Stock, the par value purchase price for each Share of Restricted Stock (a) will be deemed paid by the Employee by past services rendered by the Employee, if the Employee is an existing employee of the Company or one of its Subsidiaries or (b) shall be paid to the Company by cash or check by the Employee, if the Employee is a newly-hired employee of the Company or one of its Subsidiaries. Only whole shares shall be issued.
2.    Shares Held in Escrow. Unless and until the Shares will have vested in the manner set forth in paragraphs 3 through 6, such Shares will be issued in the name of the Employee and held by the Shareholder Services Department of the Company (or its designee) as escrow agent (the “Escrow Agent”), and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated. The Company may determine to issue the Shares in book entry form and/or may instruct the transfer agent for its Shares to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.
3.    Vesting Schedule/Period of Restriction. Except as provided in paragraphs 4 and 5, and subject to paragraph 6, the Shares awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the first page of this Agreement. Shares shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee remains a Service Provider through the date(s) vesting otherwise is scheduled to occur.
4.    Acceleration Upon Death. If the Employee ceases to be such by reason of his or her death, then those Shares awarded by this Agreement that would have vested (solely by reason of continued employment) had the Employee remained employed for an additional twelve (12) months will be deemed to have vested as of the date of termination of employment. For purposes of applying the preceding sentence, any applicable performance objectives during the twelve (12) month period will be deemed to have been achieved at target level during such period.
5.    Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time, subject to the terms of the Plan. If so accelerated, such Shares will be considered as having vested as of the date specified by the Committee.
6.    Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested at the time that Employee ceases to be a Service Provider will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Employee ceases to be a Service Provider. The Employee shall not be entitled to a refund of

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Exhibit 10.10

the price paid for the Shares returned to the Company pursuant to this paragraph 6. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such forfeited Shares to the Company.
7.    Withholding of Taxes. The Company (or the employing Affiliate) will withhold a portion of the Shares that have an aggregate market value sufficient to pay all Tax Obligations required to be withheld by the Company or the employing Affiliate with respect to the Shares, unless the Committee, in its sole discretion, requires or permits the Employee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Employee to satisfy his or her Tax Obligations, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to Employee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. Notwithstanding any contrary provision of this Agreement, no Restricted Stock will be granted unless and until satisfactory arrangements (as determined by the Company) will have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Affiliate) has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All Tax Obligations related to the Restricted Stock award and any Shares delivered in payment thereof are the sole responsibility of the Employee. By accepting this award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 7. Only whole Shares will be withheld or sold to satisfy any tax withholding obligations pursuant to this paragraph 7. The number of Shares withheld will be rounded up to the nearest whole Share, with a cash refund to the Employee for any value of the Shares withheld in excess of the tax obligation (pursuant to such procedures as the Company may specify from time to time). To the extent that the cash refund described in the preceding sentence is not administratively feasible, as determined by the Company in its sole discretion, the number of Shares withheld will be rounded down to the nearest whole Share and, in accordance with this paragraph 7 and to the maximum extent permitted by law, the Company will retain from salary or other amounts payable to the Employee cash having a sufficient value to satisfy any additional tax withholding.
8.    Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 10, after such issuance, recordation

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Exhibit 10.10

and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares.

9.    No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time.
10.    Changes in Shares. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Shares will be increased, reduced or otherwise affected, and by virtue of any such event the Employee will in his or her capacity as owner of unvested Shares which have been awarded to him or her (the “Prior Shares”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of Restricted Stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.
11.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Shareholder Services, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304, or at such other address as the Company may hereafter designate in writing.
12.    Award is Not Transferable. The unvested Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, by the laws of descent or distribution, or to a Service Provider’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child, support, alimony payments or marital property rights. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares subject to this award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this award and the rights and privileges conferred hereby immediately will become null and void.

RS Agreement (U.S.)
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Exhibit 10.10

13.    Restrictions on Sale of Securities. The Shares issued under this Agreement will be registered under U. S. federal securities laws and will be freely tradable upon vesting. However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
14.    Binding Agreement. Subject to the limitation on the transferability of this award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.    Additional Conditions to Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U. S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U. S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Date of Award of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.
16.    Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
17.    Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
19.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
20.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained

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Exhibit 10.10

herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
21.    Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock award, the Employee expressly warrants that he or she has received a Restricted Stock award under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.    Labor Law. By accepting this Restricted Stock award, the Employee acknowledges that: (a) the award of this Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future awards of Restricted Stock, or benefits in lieu of Restricted Stock; (b) all determinations with respect to any future awards, including, but not limited to, the times when the Restricted Stock shall be granted, the number of Shares subject to each Restricted Stock award, the Purchase Price per Share, and the time or times when Restricted Stock shall vest, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) the value of this Restricted Stock is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (e) this Restricted Stock is not part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this Restricted Stock ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) this Restricted Stock has been granted to the Employee in the Employee’s status as an employee of the Company or its Subsidiaries; (i) any claims resulting from this Restricted Stock shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Affiliate employing the Employee as a result of this Restricted Stock.
23.    Disclosure of Employee Information. By accepting this Restricted Stock award, the Employee consents to the collection, use and transfer of personal data as described in this paragraph. The Employee understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Restricted Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Employee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may

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Exhibit 10.10

elect to deposit any Shares of stock acquired from this award of Restricted Stock of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Employee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources Department for his or her employer.
24.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
25.    Notice of Governing Law. This award of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A., without regard to its principles of conflict of laws. For purposes of litigating any dispute that arises under this award of Restricted Stock or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts where this award of Restricted Stock is made and/or to be performed.

RS Agreement (U.S.)
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